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EXHIBIT 21


                    PRECISION AUTO CARE, INC. SUBSIDIARIES


Subsidiary                                         Jurisdiction of Incorporation
-----------                                        -----------------------------
WE JAC Corporation                                      Delaware
Worldwide Drying Systems, Inc.                          Colorado
Precision Tune Auto Care, Inc.                          Virginia
PTW, Inc.                                               Washington
Precision Building Solutions Incorporated               Delaware
Rocky Mountain Ventures, Inc.                           Colorado
Ralston Car Wash, Ltd.                                  Colorado
Rocky Mountain Ventures II, Inc.                        Colorado
Miracle Partners, Inc.                                  Delaware
Miracle Industries, Inc.                                Ohio
Hydro Spray Car Wash Equipment Co., LLC                 Iowa
Indy Ventures, LLC                                      Indiana
Prema Properties, LLC                                   Ohio
PAC Mexican Delaware Holding Company, Inc.              Delaware
PAC Mexican Holding Co., LLC                            Virginia
Precision Auto Care Mexico I S.de R.L. de C.V.          Mexico
Promotora de Franquicias Praxis S.A. de C.V.            Mexico
Praxis Afinaciones, S.A. de C.V.                        Mexico
Praxis Auto Parts, S.A. de C.V.                         Mexico
Praxis Afinaciones, Puerto Rico, Inc.                   Puerto Rico
PTAC Franchise Corp                                     Delaware
Precision Franchising, LLC                              Virginia
Acc-u-tune, Inc.                                        California
Bay Area Precision, Inc.                                California
National 60 Minute Tune, Inc.                           Washington
Sixar Occidente, S.A. de C.V                            Mexico
Sixar Afinaciones, S.A. de C.V                          Mexico
Premier Accesorios, S.A. de C.V                         Mexico
Sixar Afinaciones, S.A. de C.V                          Puerto Rico
Sixar Guadalajara, S.A. de C.V                          Mexico

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